Exhibit 8.2

Rimôn PC

1050 Connecticut Avenue NW, Suite 500

Washington, DC 20036

September 16, 2026

Miluna Acquisition Corp

(a Cayman Islands exempted company)

Ladies and Gentlemen:

Re:	Tax Opinion — Registration Statement on Form S-4 of Miluna Acquisition Corp (Filed in Connection with the Business Combination of Kukugan Invest and CADV Ventures S.A.)

We have acted as U.S. counsel to Kukugan Invest, a Cayman Islands exempted company (“Parent” or “Kukugan”), and CADV Ventures S.A., a Polish company and a wholly-owned subsidiary of Parent (the “Company” or “CADV”), in connection with the Business Combination Agreement, dated as of April 23, 2026 (the “Merger Agreement”), by and among Miluna Acquisition Corp, a Cayman Islands exempted company (“SPAC” or “Purchaser”), Parent and the Company, the Registration Statement on Form S-4 (File No. 333-298601-01) filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2026 (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”), and the Transactions.

Pursuant to the Merger Agreement, Parent will merge with and into SPAC, with SPAC continuing as the surviving company (the “Merger”). Following the effective time of the Merger (the “Effective Time”), SPAC will be renamed “Kukugan Corp” (“PubCo”), and CADV will become a wholly-owned subsidiary of PubCo. The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions.”

The parties to the Merger Agreement intend that, for U.S. federal income tax purposes, the Merger shall constitute a transaction that qualifies as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Intended Tax Treatment”), as stated in the recitals and Section 1.10 of the Merger Agreement.

This opinion is being delivered in connection with the filing of the Registration Statement and the Proxy Statement/Prospectus, and pursuant to the discussion set forth in the Registration Statement under the heading “Material Tax Considerations — Material U.S. Federal Income Tax Considerations” concerning certain U.S. federal income tax matters.

All section references herein, unless otherwise indicated, are to the Code. Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

Documents Examined

In preparation of this opinion, we have examined and relied upon (i) the Merger Agreement, including all schedules and exhibits thereto, (ii) the Registration Statement and the Proxy Statement/Prospectus, and (iii) such other documents as we have deemed necessary or appropriate for purposes of rendering this opinion. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the genuineness of all signatures, and the legal capacity of all signatories.

Representations

In rendering this opinion, we have relied upon the statements, representations, warranties, and covenants of officers and other representatives of SPAC, Parent, the Company, and the Sponsor (as defined in the Merger Agreement), including those contained in the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus, and we have assumed that such statements, representations, warranties, and covenants are and will continue to be true, correct, and complete through the Effective Time without regard to any qualification as to knowledge, belief, intent, or otherwise.

Assumptions

In rendering this opinion, we have assumed, without independent investigation or verification, that:

(i)	the Business Combination described in the Merger Agreement will be consummated in accordance with the terms and conditions described in the Merger Agreement and will be effective under applicable law, and that none of the terms or conditions contained therein will be waived or modified;

(ii)	the Merger Agreement, Registration Statement, and the Proxy Statement/Prospectus are true, correct, and complete in all material respects and will continue to be true, correct, and complete in all respects at all times up to and including the completion of the Business Combination;

(iii)	any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct, and complete without such qualification; and

(iv)	as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, or assumptions could adversely affect the opinion set forth below.

Opinion

Based upon and subject to the foregoing, and subject to the qualifications, assumptions, and limitations contained herein and in the Registration Statement, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, it is our opinion, under presently applicable U.S. federal income tax law, that the Merger should qualify as a transaction described in Section 351 of the Code; and the statements in the Registration Statement set forth in the section “Material Tax Considerations — Material U.S. Federal Income Tax Considerations” to the extent that they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, are our opinion and are accurate in all material respects.

Limitations and Qualifications

This opinion is limited to the federal income tax laws of the United States as in effect on the date hereof, and we do not purport to address or opine on the tax consequences or effectiveness of the Merger under the laws of any other jurisdiction, including any state, local, or non-U.S. tax laws. This opinion is based upon the existing provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and revenue procedures issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, which change may be retroactive in effect, and any such change could affect the conclusions expressed herein.

This opinion is based on the facts, assumptions, and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions, or representations described herein are not true, correct, or complete in all respects, the opinion set forth herein may not be applicable. We undertake no responsibility to update this opinion, or to advise of any developments or changes, as a result of any change in legal authority, facts, representations, assumptions, or documents, or any inaccuracy in any fact, representation, or assumption, upon which this opinion is based, or otherwise. The opinion expressed herein is not binding on the IRS or any court. The IRS may disagree with one or more of the conclusions stated herein, and a court may sustain the IRS’s position. No ruling from the IRS has been or will be sought with respect to the U.S. federal income tax consequences of the Merger. The obligations of SPAC to undertake the Business Combination are not conditioned on the receipt of this opinion regarding the qualification of the Merger for the Intended Tax Treatment.

No statutory, judicial, or administrative authority directly addresses all aspects of the Transactions contemplated by the Merger Agreement. Accordingly, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to the Merger qualifying under Section 351 of the Code. The opinion expressed herein represents our best judgment based on existing law and the facts set forth herein, but an opinion of counsel is not binding on the IRS or a court, and there can be no certainty that the IRS will not challenge the conclusions stated herein or that a court would not sustain such a challenge.

Consent

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We further consent to the references to our firm under the caption “Material Tax Considerations — Material U.S. Federal Income Tax Considerations” in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any matter not discussed herein.

Very truly yours,

/s/ Rimôn PC

Rimôn PC